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                                                                     Exhibit 5.1



                                  LAW OFFICES
             [NELSON MULLINS RILEY & SCARBOROUGH, L.L.P. LETTERHEAD]
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP

                           999 PEACHTREE STREET, N.E.
                               FIRST UNION PLAZA
                                   SUITE 1400
                             ATLANTA, GEORGIA 30309
                           TELEPHONE  (404) 817-6000
                           FACSIMILE  (404) 817-6050

                                  WWW.NMRS.COM


                                  July 2, 1999

Board of Directors
Roberts Realty Investors, Inc.
8010 Roswell Road, Suite 120
Atlanta, Georgia 30350

         Re:      Roberts Realty Investors, Inc.
                  Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to Roberts Realty Investors, Inc., a Georgia corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of up to 2,753,787 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), which are reserved for issuance in redemption of units of limited partnership interest ("Units") in Roberts Properties Residential, L.P. (the "Operating Partnership"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of 601(b)(5) of Regulation S-K in connection with the Registration Statement. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and the reference to our firm under the heading "Legal Matters" in the prospectus included within the Registration Statement.

         As such counsel, we have examined and are familiar with the articles of incorporation and bylaws of the Company (each as amended to date), and the minutes of the meetings of the shareholders and directors of the Company. In addition, we have made such investigations of law and have examined such certificates of public officials and officers of the Company and such other documents and records as we have considered necessary for purposes of this opinion.

         This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards (the "Interpretive Standards") Applicable to Legal Opinions in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this Opinion Letter by this reference.





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Board of Directors
July 2, 1999
Page 2


         This opinion letter is based as to matters of law solely on the Georgia Business Corporation Code. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

         Based on the foregoing and subject to the Interpretive Standards, it is our opinion that the Shares have been duly authorized and that upon issuance of the Shares in redemption of Units in accordance with the provisions of the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership effective as of October 1, 1994, as amended, such Shares will be validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

         This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement, and no opinion should be inferred or implied beyond this particular matter. No other person or entity shall be entitled to rely hereon without the express written consent of this firm. This opinion letter may not be quoted from, in whole or in part, or otherwise referred to in any financial statement or other document, nor filed with or furnished to any person or entity other than the SEC, including, but not limited to, any other governmental agency, without the prior written consent of this firm.

                                      Very truly yours,

                                      Nelson Mullins Riley & Scarborough, L.L.P.



                                      By:  /s/ Charles D. Vaughn
                                         ---------------------------------------
                                           Charles D. Vaughn